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                                                                    EXHIBIT 10.1


                                 March 31, 1999



MS Acquisition Corp.
24331 Sherwood
Centerline, MI 48015

                        RE:     $10,000,000 REVOLVING CREDIT

Gentlemen:

        The terms and conditions under which NBD Bank (the "Bank") may make loans to MS Acquisition Corp., a Delaware corporation (the "Company"), are as follows:

        1. Definitions. As used herein the following terms shall have the following respective meanings:

                "Aetna" shall mean Aetna Industries, Inc., a Delaware corporation.

                "Aetna Holdings" shall mean Aetna Holdngs, Inc., a Delaware corporation.

                "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions.

                "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.

                "Commitment" shall have the meaning ascribed thereto in Section
2.

                "Debt" of any person shall mean, as of any date (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any capital lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, provided, however, that Debt under this clause (c) shall not include indebtedness or obligations secured by the interest of any lessor of real property in which such person has a leasehold interest, as long as such indebtedness or obligation is solely the indebtedness or obligation of such lessor or a third party and not of such person, (d) the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable and similar unsecured obligations arising in the ordinary course of business that are not materially past due, (e) all liabilities of such person in respect of unfunded liabilities under any pension plan of such person or of or for which such person is liable,
(f) all obligations of such person in respect of any interest






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rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition for which such person is contingently liable, as obligator, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and (h) all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                "Dollars" and "$" shall mean the lawful money of the United States of America.

                "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one or two months thereafter, as the Company may elect, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one or two months thereafter, as the Company may elect, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period shall be permitted which would end after the Termination Date.

                "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                        (a)     250 basis points, plus

                        (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made hereunder are offered to the Bank by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.



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                "Event of Default" shall mean any of the events or conditions described in paragraph 9.

                "Federal Funds Rate" shall mean the per annum rate determined by the Bank from time to time as the opening Federal Funds Rate paid or payable by the Bank in its regional Federal Funds market for overnight borrowings from other banks.

                "Floating Rate" shall mean the per annum rate equal to the greater of (a) one percent (1%) per annum plus the Federal Funds Rate in effect from time to time, or (b) the Prime Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate.

                "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the most recent financial statements of the Company submitted to the Bank prior to the date hereof.

                "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge or encumbrance.

                "Loan" shall mean any borrowing pursuant hereto.

                "Loan Documents" shall mean this letter agreement, the Note, the Security Documents and all other agreements and documents executed pursuant hereto at any time, in each case as amended or modified from time to time.

                "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis, (b) the ability of the Company to perform its obligations under any Loan Document, or (c) the validity of enforceability of any Loan Document or the rights or remedies of the Bank under any Loan Document.

                "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of any Person, all in accordance with Generally Accepted Accounting Principles.

                "Note" shall mean the demand promissory note of the Company evidencing the Loans, in the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                "Overdue Rate" shall mean, with respect to principal and other amounts payable by the Company hereunder (other than interest), a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

                "Person" or "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                "Prime Rate" shall mean the per annum rate announced by the Bank from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate

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charged by the Bank to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

                "Prime Rate Loans" shall mean any Loan which bears interest at the Prime Rate.

                "Security Documents" shall mean each pledge agreement and other collateral document executed in connection herewith which grants a lien or security interest and all other agreements and documents executed pursuant thereto at any time, in each case as amended or modified from time to time.

                "SOFEDIT" shall mean Societe Financiere d' etudes de Developpement Industrial et Technologique, a French societe anonyme.

                "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

                "Termination Date" shall mean the earliest to occur of (a) July 30, 1999, (b) the completion of any initial public offering by the Company or
(b) the date the Loans are accelerated by the Bank pursuant to Section 9.



        2.      Loans.

                (a) The Bank agrees, subject to the terms and conditions of this agreement, to make Loans to the Company, from time to time from and including the effective date of this letter to but excluding the Termination Date, not to exceed $10,000,000 in aggregate principal amount at any time outstanding (the commitment to make Loans in such amount and subject to such terms and conditions defined herein as the "Commitment"). The Loans shall be used to make equity contributions or, if permitted, subordination loans to Aetna. The Loans shall be evidenced by the Note, payable on the Termination Date. The Company may at any time voluntarily prepay all or any part of the Loans outstanding at such time (including any interest payable thereon), without premium or penalty, provided that any Eurodollar Rate Loan may not be prepaid prior to the end of the Eurodollar Interest Period with respect thereto.

                (b) The Company agrees to pay to the Bank a commitment fee on the daily average unused amount of the Commitment, for the period from the date hereof to but excluding the Termination Date, at a rate equal to one half of one percent (1/2%) per annum. Accrued commitment fee shall be payable on the last Business Day of each month and on the Termination Date.

                (c) Interest shall be payable on the Loans prior to the Termination Date at the Prime Rate or the Eurodollar Rate, as elected by the Company hereunder. Interest shall be payable after the Termination Date on demand by the Bank at the Overdue Rate. Unless earlier payment is required hereunder, interest will be payable on the last day of each month with respect to Prime Rate Loans and the last day of the relevant Eurodollar Interest Period with respect to all Eurodollar Rate Loans and on the Termination Date.



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                (d) The Company shall give the Bank a verbal request, followed immediately by a written request if required by the Bank, for each requested Loan not later than 11:00 a.m. Detroit time (or such later time agreed to by the Bank) on the Business Day such Loan is requested to be made if such Loan is a Prime Rate Loan and on the date three Eurodollar Business Days prior to the date such Loan is requested to be made if such Loan is a Eurodollar Rate Loan. Each request for a Eurodollar Rate Loan shall be in a minimum amount of $1,000,000 and in integral multiples thereof, and shall also specify the allowable Eurodollar Interest Period with respect thereto. The Bank may rely on all verbal requests from any officer or other authorized person of the Company. Each request for a Loan shall constitute a representation by the Company, and it is a condition precedent to obtaining a Loan, that both before and after giving effect to such Loan all the representations and warranties contained in Section 7 hereof are true and accurate on the date each Loan is to be made as if made on and as of such date and that no Event of Default, or event or condition which may become an Event of Default after notice or lapse time or both, has occurred and is continuing.

                (e) The Company may elect to continue a Eurodollar Rate Loan as a Eurodollar Rate Loan, or may elect to convert a Prime Rate Loan to a Eurodollar Rate Loan, in each case by giving written request therefor, or a verbal request followed immediately by a written request, not later than 11:00 a.m. Detroit time three Eurodollar Business Days prior to the date such continuation or conversion is requested, provided that an outstanding Eurdollar Rate Loan may only be continued on the last day of the then current Eurodollar Interest Period with respect to such Loan and provided, further, if a continuation of a Loan as, or conversion of a Loan to, a Eurodollar Rate Loan is requested, such request shall also specify the Eurodollar Interest Period to be applicable thereto. If the Company shall not deliver such a notice with respect to any Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Loan on the last day of the then current Eurodollar Interest Period with respect to such Loan to a Prime Rate Loan.

        3.      Increased Costs; Limitations on Requests. The Company agrees to
(a) reimburse the Bank for any increase in cost to the Bank of making or maintaining the Loans hereunder, or any reduction in any sum receivable hereunder by the Bank due to any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect (including without limitation the Federal Deposit Insurance Act) or any interpretation or administration thereof by any governmental authority or compliance by the Bank with any request or directive of any such authority (whether or not having the force of law), including, without limitation, in the event any of the foregoing
(i) affect the basis of taxation of payments to the Bank of any amounts payable by the Company pursuant to this agreement, (ii) impose, modify or deem applicable any insurance assessment or reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) affect the amount of capital required or expected to be maintained by the Bank or its parent bank holding company, and (b) indemnify the Bank for any and all losses the Bank may incur if the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any date other than the last day of a Eurodollar Interest Period applicable thereto or if the Company fails to borrow any Loan after notice requesting such Loan has been given to the Bank. A detailed statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. The Company further agrees that it may not elect the Eurodollar Rate if it is impracticable, unlawful or impossible for any reason for the Bank to make or maintain a Eurodollar Rate Loan and, if it is unlawful or impossible for the Bank to maintain an outstanding Eurodollar Rate Loan, such Loan shall be immediately due and payable, together with accrued interest and any amount specified herein on the last day of the then current Eurdollar Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day or immediately if the Bank may not continue to maintain such Loan to such day.



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        4.       Conditions of Loans. On or before the date hereof, the Company shall furnish to the Bank the Note duly executed and on or before the date ten days after the date hereof the Company shall furnish to the Bank the following documents, each in form and substance reasonably satisfactory to the Bank:

                (a) Certified copies of all charter documents of the Company, including those evidencing corporate action with respect to the Loan Documents and the Loans hereunder, as the Bank shall request.

                (b) Security Documents duly executed by the Company and such other parties as may be required by the Bank in order to grant a first priority, enforceable pledge of 64% of the Capital Stock of SOFEDIT and of 100% of the Capital Stock of Aetna Holdings and Aetna, together with such original stock certificates and other certificates and documents as may be required by the Bank in connection therewith.

                (c) Certified resolutions and legal opinions to the extent required by the Bank, each in form and substance satisfactory to the Bank.

                (d) Such other documents and agreements reasonably requested by the Bank.

        5. Affirmative Covenants. Until the expiration of this agreement and thereafter until payment in full of all Debt under the Loan Documents of the Company to the Bank and, the performance of all other obligations of the Company under this agreement or otherwise owing by the Company to the Bank under any other present or future agreement, the Company agrees that:

                (a) It shall furnish or cause to be furnished to the Bank the following financial statements, information and certificates, each in form and substance reasonably satisfactory to the Bank, at the times indicated:

                        (i) Within 45 days after the end of each fiscal quarter of the Company, the balance sheet of the Company as of the end of such quarter, and the related statements of income and cash flow for such quarter, unaudited but certified as correct in all material respects (subject to year-end adjustments) by an officer of the Company.

                        (ii) Within 90 days after the end of each fiscal year of the Company, a customary audit report of the Company for such fiscal year, including the balance sheet of the Company as of the end of such fiscal year and the related statements of income and cash flow of the company for the fiscal year then ended, prepared by independent certified public accountants of recognized standing.

                        (iii) Promptly, and in any event within three Business Days after becoming aware thereof, written notice of the occurrence of any Event of Default hereunder.

                        (iv) Promptly, such other information as the Bank may reasonably request. Without limiting the foregoing, the Company agrees, upon the reasonable request of the Bank, to permit the Bank or any of its agents or representatives, upon reasonable notice and during normal business hours, to examine and make copies of the records and books of account, and visit the properties of, the Company and to discuss the affairs, finances and accounts of the Company with its directors, officers, employees and auditors.


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                (b) It shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign, including without limitation all environmental laws, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and it rights, licenses and permits material to the conduct of its businesses, and maintain, preserve and protect all property material to the conduct of its business and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts and on such terms and conditions as is typically carried by companies engaged in similar businesses and owning similar properties. The Company further agrees to deliver such Security Documents and other agreements and legal opinions as may be required to grant a first priority lien and security interests on 100% of the Capital Stock of each domestic Subsidiary of the Company now or hereafter formed and 64% of the Capital Stock of each foreign Subsidiary directly owned by the Company now or hereafter formed.

        6. Negative Covenants. Until the expiration of this agreement and thereafter until payment in full of all Debt under the Loan Documents of the Company owing to the Bank and, the performance of all other obligations of the Company under this agreement, the Company agrees that it shall not:

                (a) Create, incur or suffer to exist any Liens on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company, other than the following: (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings; (ii) Liens created and maintained in the ordinary course of business which are not material in the aggregate and which would not have a material adverse effect on the business or operations of the Company; (iii) pledges or deposits required under law pursuant to workers compensation laws, unemployment insurance laws or similar legislation; (iv) Liens created in favor of the Bank; (v) deposits of money securing statutory obligations of the Company; (vi) workers', mechanics' or similar liens arising in the ordinary course of business, so long as such liens attach only to equipment, fixtures and or real estate, for sums not yet due and payable or which are being contested in good faith by appropriate proceedings or which are in existence for less than thirty (30) days after the Company receives notice of such lien; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings in which the Company is a party, (viii) liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, and (ix) Liens listed on Schedule 6(a) hereto, but not increase in the amount secured thereby, as reduced from time to time.

                (b) Merge or consolidate with any person, or make any substantial change in the nature of its business.

                (c) Create, incur or in any manner become liable in respect of, or suffer to exist, any Debt other than (i) Debt described in clause (d) of the definition of Debt (ii) Debt owing to the Bank and (iii) Debt listed on Schedule 6(a) hereto.

                (d) Purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the business, assets, rights, revenues or property, real, personal or mixed, of any person, or any Capital Stock of any person.

                (e) Sell, lease, license, transfer, assign or otherwise dispose of any material portion of its business, assets, rights or revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions.

                (f) Make, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, direct or indirectly, of any shares of its Capital Stock other than dividends in shares of Capital Stock.

                (g) Enter into, become a party to or become liable in respect of, any material contract or undertaking with any affiliate except in the ordinary course of business and on terms not less favorable to the Company than those which could be obtained if such contract or undertaking were in an arms-length transaction with a person other than an affiliate.

                (h) Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries to be less than negative $40,000,000 at any time.

        7. Representations and Warranties. The Company represents and warrants to the Bank that:

                (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in each additional jurisdiction where such qualification to be necessary except where failure to so qualify would not have a Material Adverse Effect.

                (b) The execution, delivery and performance by the company of the Loan Documents are within its powers, have been duly authorized, and are not in contravention of law or of the terms of any agreement or undertaking to which the Company is a party or by which it may be bound.

                (c) The Loan Documents are valid, binding and enforceable in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principals of equity (regardless of whether enforcement is sought in a proceeding of equity or at law).

                (d) No consent, approval or authorization of or declaration or filing with any governmental authority on the part of the Company is required in connection with the execution, delivery and performance of the Loan Documents.

                (e) No litigation or governmental proceeding is pending or, to the knowledge of the officers of the Company, threatened against the Company or any of its Subsidiaries which could have a Material Adverse Effect.

                (f) All financial statements of the company furnished by the Company to the Bank are complete and accurate in all material respects and present fairly in all material respects the financial condition of the Company as of the dates of such statements and the results of its operations for the periods covered thereby, in accordance with Generally Accepted Accounting Principles (subject, in the case of any statements other than year-end statements, to year-end audit adjustments and the absence of footnotes), and there has been no material adverse change in the condition of the Company, financial or otherwise, since the date of the latest of such statements for the Company.

                (g) The Company is in compliance in all material respects with all laws, rules, regulations, orders or similar requirements of any federal, state or local governmental authority, including without limitation those relating to any environmental matters.

                (h) All representations and warranties contained in the Security Documents are true and correct in all material respects.

                (i) The Security Documents, when delivered, will grant a first priority, enforceable and perfected lien and security interest on 100% of the Capital Stock of Aetna Holdings and Aetna and 64% of the Capital Stock of SOFEDIT.

        8. Fees; Expenses; Etc. The Company shall pay the reasonable fees and other expenses incurred by the Bank in connection with this agreement, including without limitation the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with preparation of this agreement and the documents required hereunder, the reasonable legal fees and expenses in connection with any amendments or modifications hereof and the reasonable legal fees and other expenses in connection with any event of default, any enforcement hereof or any related agreements. Additionally, the Company hereby indemnifies and agrees to hold harmless the Bank and its officers, directors, employees and agents (each, an "Indemnified Person") from and against any and all claims, damages, losses, liabilities, costs or expenses (collectively, "Claims") of any kind or nature whatsoever (including reasonable attorneys fees in connection with any investigative, administrative or judicial proceeding whether or not such Indemnified Person shall be designated as a party thereto) which the Bank or any such Indemnified Person may incur or which may be claimed against any of them by reason of or in connection or relating to this agreement or any of the transactions contemplated hereby, any use by the Company of any of the Loans, under any environmental laws or due to any other activities or transactions of the Company to the maximum extent permitted by law; provided, that the Company shall not be liable for any indemnification to any Indemnified Person to the extent that any Claim arises from such Indemnified Person's gross negligence or willful misconduct.

        9. Events of Default. The occurrence of any of the following shall be an Event of Default hereunder unless waived in writing by the Bank:

                (a) Failure to make any payment (whether at stated maturity by acceleration or otherwise) of principal or interest on the Note or any other amount due under this agreement within five (5) days after any such amount becomes due and payable; or

                (b) (i) any default in any material respect in the performance or observance of any covenant or agreement of the Company in Section 6 hereof, or (ii) any default in the performance or observance of any other covenant or agreement of the Company or any of its Subsidiaries contained in any Loan Document or other default under any of the foregoing which default shall remain unremedied for a period of ten (10) days or more; or

                (c) any representation or warranty made by the Company herein, in any Loan Document, document, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries to the Bank, executed pursuant thereto proves to be untrue in any material respect; or

                (d) the Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Debt (other than Debt hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Debt as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or if the Company or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Debt having such aggregate outstanding principal amount, or under which any such Debt was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is to cause, or permit the holders of such Debt (or a trustee on behalf of such holders) to cause, any payment in respect of such Debt to become due prior to its due date;

                (e) the Company or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or any of its Subsidiaries and is being contested by the Company or any of its Subsidiaries in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or any of its Subsidiaries shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                (f) the occurrence of any Material Adverse Effect; or

                (g) any change, directly or indirectly, in the ownership of the Company other than changes by reason of the transfer of Capital Stock of the Company (i) pursuant to applicable laws of descent and distribution or among such transferee's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the transferee and/or other permitted transferees, (ii) to any person, directly or indirectly controlling, controlled by or under common control with such transferee and any partner or member or similar interest of a transferee which is partnership or limited liability company or similar entity, respectively, and (iii) to stockholders by reason of a dividend of shares of Capital Stock.

                Upon the occurrence and during the continuance of any Event of Default, the Bank may terminate the Commitment or declare the Note and all other amounts due hereunder or pursuant to the Note to be immediately due and payable, or both, provided that in the case of any Event of Default under clause (e) above the Commitment shall automatically terminate and all such amounts shall automatically become due and payable, without notice. Additionally, upon any Event of Default the Bank may exercise all of its rights and remedies under the Loan Documents, under any other agreement or otherwise provided by law or available to the Bank. In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, the Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under or pursuant to this agreement, any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by the Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Bank a lien on and security interest in all such deposits, Debt and property as collateral security for the payment and performance of the obligations of the Company under this agreement. The rights of the Bank under the foregoing sentence are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.


        10. Notices. All notices, demands, request and consents hereunder shall be in writing and shall be effective when received, except that any notice or demand which by any provision of this agreement is required or provided to be given or served to or upon the Company shall be deemed to have been given or served for all purposes by being sent as registered mail, postage prepaid, addressed as follows: MS Acquisition Corp., 24331 Sherwood, Centerline, MI 48015, Attention: Harold Brown, Telephone No. (810) 759 2200, Telecopy No. (810) 759 0508, MS Acquisition Corp. 1, Rue Thomas

Edison, Quarteir des Chenes B.P. 605, 78056 St. Quentin en Yvelines Cedex, France Telephone: 011-331-39-41-2000, Telecopy No. 011-331-30-48-5391,
Attention Jean-Claude Garolla or, if any other address shall at any time be designated by the Company in writing to the Bank, to such other address.

        11. Miscellaneous. The Loan Documents embody the entire agreement and understanding between the Company and the Bank and supersedes all prior agreements and understandings relating to the subject matter hereof. No amendment, modification or waiver of any provision of this agreement nor any consent to a departure therefrom shall be effective unless the same shall be in writing and signed by the Bank and the Company. No failure of the Bank or of the holder of the Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank and those of the holder of the Note under this agreement are cumulative and not exclusive of any rights or remedies which either of them may otherwise have. All payments to be made by the Company hereunder shall be made in immediately available funds to the Bank at its main banking office in Detroit, Michigan not later than 1:00 p.m. Detroit time on the date on which such payment shall become due, and all payments received after 1:00 p.m. shall be deemed received on the following Business Day. All payments due hereunder which are not due on a Business Day shall be due on the next succeeding Business Day and interest shall continue to accrue at the applicable rate. All financial terms used but not defined herein shall be interpreted in accordance with generally accepted accounting principles.

        12. Waiver of Jury Trial. The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement or any of the transactions contemplated by this agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Company except by a written instrument executed by both of them.

        13. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

        14. Binding Effect. All representations, warranties, covenants and agreements herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

        Should the foregoing be agreeable to you, as it is to us, please indicate your agreement and acceptance by executing and returning the enclosed copy of this letter, whereupon this agreement shall be effective as of the date of this letter.


                                                Very truly yours,

                                                NBD BANK


                                                By:  Thomas A. Gamm
                                                     ------------------

                                                Its:   Vice President
                                                       ---------------

Agreed and accepted:

MS ACQUISITION CORP.


By: Felix Domenech

     Its:   Executive Vice President-Finance

By: Jean-Claude Garolla

     Its:   Vice President & Chief Financial Officer

                                   EXHIBIT A

                                      NOTE

$10,000,000                                                      March 31, 1999
                                                               Detroit, Michigan

        ON the Termination Date, for value received, MS ACQUISITION CORP., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of NBD BANK, a Michigan banking corporation (the "Bank"), at the principal office of the Bank, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as is recorded on the schedule attached hereto, or in the books and records of the Bank; and, to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, at the rates and at the time set forth in the Letter Agreement referred to below.

        This Note evidences one or more loans made under a letter agreement of even date herewith (as amended or modified from time to time, the "Letter Agreement"), by and between the Company and the Bank, to which reference is hereby made for a statement of the circumstances under which this Note shall be immediately due and payable without notice or demand, the collateral security for this Note and other terms relating hereto. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

        The Bank is hereby authorized by the Company to record on the schedule attached to this Note, or on its books and records, the date, amount and type of each loan, the applicable interest rate (including any changes therein), the amount of each payment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that any failure by the Bank to record any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of such loans, all accrued interest thereon and any amount payable with respect thereto in accordance with the terms of this Note and the Letter Agreement.

        The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. The Company further agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Note, as set forth in the Letter Agreement.

        This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

                                                 MS ACQUISITION CORP.


                                                 By:
                                                    ----------------------------

                                                     Its:
                                                          ----------------------

                             Schedule to Note, dated
           March 31, 1999, issued by MS Acquisition Corp. to NBD Bank



Transaction          Principal           Interest          Principal        Principal Balance       Notation
  Date             Amount of Loan          Rate           Amount Paid          Outstanding           Made by
  ----             --------------          ----           -----------          -----------           -------